Last Amended October 31, 2024
MOHAWK INDUSTRIES, INC.
RESTATED
BY-LAWS

ARTICLE I
Offices

The Corporation shall at all times maintain a registered office in the State of Delaware and a registered agent at that address but may have other offices located in or outside of the State of Delaware as the Board of Directors may from time to time determine.
ARTICLE II
Stockholders’ Meetings

2.1     Places of Meetings. All meetings of stockholders shall be held at such place or places in or outside of the State of Delaware as the Board of Directors may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof, subject to any provisions of the laws of the State of Delaware.
2.2     Annual Meetings. The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as may be designated from time to time by the Board of Directors. If the annual meeting is not held on the date designated, it may be held as soon thereafter as convenient and shall be called the annual meeting. Written notice of the time and place of the annual meeting shall be given by mail to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation not less than ten (10) nor more than sixty (60) days prior to the scheduled date thereof, unless such notice is waived as provided by Article IX of these By-laws.
2.3     Special Meetings. Special meetings of stockholders may be called at any time only by the Board of Directors or the Chairman of the Board of Directors stating the specific purpose or purposes thereof. Written notice of the time, place and specific purposes of such meeting shall be given by mail to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation not less than ten (10) nor more than sixty (60) days prior to the scheduled date thereof, unless such notice is waived as provided in Article IX of these By-laws. The only business which may be conducted at a special meeting, other than procedural matters and matters relating to the conduct of the meeting, shall be the matter or matters described in the notice of the meeting.
2.4    Voting.
(a)Unless otherwise provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article 4 of the Certificate of Incorporation or by the Delaware General Corporation Law, at all meetings of stockholders, each stockholder entitled to vote on the record date as determined under Article VI, Section 6.3 of these By-laws or, if not so determined, as prescribed under the laws of the State of Delaware, shall be entitled to one vote in person or by written proxy, for each share of stock standing of record in his name, subject to any restrictions or qualifications set forth in the Certificate of Incorporation or any amendment thereto.
(b)A nominee for director shall be elected to the Board of Directors by the vote of the majority of the votes cast, in person or by proxy, with respect to the director nominee at any meeting for the election of directors at which a quorum is present, provided that if as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this section, a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast against that director nominee. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.
(c)All other questions shall be decided by the affirmative vote of the majority of votes cast, in person or by proxy, at the meeting at which a quorum is present and entitled to vote on the subject matter, in each case except as otherwise required by the Delaware General Corporation Law or as provided for in the Certificate of Incorporation or these By-laws. Proxies shall be in such form as permitted by the Delaware General Corporation Law.
2.5    Quorum. At any meeting of stockholders, a majority of the number of shares of stock outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum, but a smaller interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice, subject to such limitation as may be imposed under the laws of the State of Delaware.
2.6    List of Stockholders. At least ten (10) days before every meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary or the transfer agent in charge of the stock ledger of the Corporation. Such list shall be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.
2.7    Organization and Procedure.

(a)The Chairman of the Board, or, in the absence of the Chairman of the Board, the Vice Chairman, or, in the absence of the Vice Chairman, any other person designated by the Board of Directors, shall preside at meetings of stockholders. The Secretary of the Corporation shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.
(b)At each meeting of stockholders, the chairman of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure. Except to the extent inconsistent with any such rules and regulations as adopted by the Board of Directors, the chairman of the meeting may establish rules, which need not be in writing, to maintain order for the conduct of the meeting, including, without limitation, restricting attendance to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the chairman and making rules governing speeches and debates. The chairman of the meeting acts in his or her absolute discretion and his or her rulings are not subject to appeal.
2.8    Stockholder Proposals and Nominations.
(a)No proposal for a stockholder vote (other than a proposal that appears in the Corporation’s proxy statement after compliance with the procedures set forth in Securities and Exchange Commission Rule 14a-8 or any successor provision) shall be submitted by a stockholder (a “Stockholder Proposal”) to the Corporation’s stockholders unless the stockholder submitting such proposal (the “Proponent”) shall have filed a written notice setting forth with particularity:
(i)the names and business addresses of the Proponent and all natural persons, corporations, partnerships, trusts or any other type of legal entity or recognized ownership vehicle (collectively, a “Person”) acting in concert with the Proponent, including any beneficial owner on whose behalf the proposal is being made;
(ii)the name and address of the Proponent and the Persons identified in clause (i), if any, as they appear on the Corporation’s books;
(iii)the class and number of shares of the Corporation which are, directly or indirectly, beneficially owned by the Proponent and by each Person identified in clause (i);
(iv)a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Proponent and each Person identified in clause (i), if any;;

(v)a description of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such Proponent and each Person identified in clause (i), if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;
(vi)a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such Proponent and each Person identified in clause (i), if any, has a right to vote any shares of any security of the Corporation;
(vii)a description of any short interest in any security of the Corporation (for purposes of this By-law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);
(viii)a description of any rights to dividends on the shares of the Corporation owned beneficially by such Proponent and each Person identified in clause (i), if any, that are separated or separable from the underlying shares of the Corporation;
(ix)a description of any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proponent and such Person identified in clause (i), if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;
(x)a description of any performance-related fees (other than an asset-based fee) that such Proponent and such Person identified in clause (i), if any, is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any; and
(xi)such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders of the Corporation to consider the Stockholder Proposal, all such information (A) is to be provided as of the date of such notice, including, without limitation, any such interests held by members of the immediate family (sharing the same household) of such Proponent and such Person identified in clause (i), if any, and (B) shall be supplemented by such Proponent and such Person identified in clause (i), if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date.

Such notice also shall include a representation (A) that such Proponent is a holder of record of capital stock of the Corporation entitled to vote at such meeting, (B) that such Proponent intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (C) that such Proponent will notify the Corporation in writing of the number of shares of capital stock of the Corporation owned of record and beneficially by such Proponent and such Person identified in clause 2.8(a)(i), if any, as of the record date for the meeting within five (5) business days following the later of the record date or the date notice of the record date is first publicly disclosed, and (D) as to whether such Proponent and such Person identified in clause 2.8(a)(i), if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to adopt or approve the proposal and/or (2) otherwise to solicit proxies from stockholders in support of such proposal.
(b)If the Proponent does not appear or send a qualified representative to present the nomination proposal at the relevant meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The presiding officer at any stockholders’ meeting may determine that any Stockholder Proposal was not made in accordance with the procedures prescribed in these By-laws or is otherwise not in accordance with law, and if it is so determined, such officer shall so declare at the meeting and the Stockholder Proposal shall be disregarded.
(c)Only persons who are selected and recommended by the Board of Directors or the committee of the Board of Directors designated to make nominations, or who are nominated by stockholders in accordance with this Section 2.8 or Section 2.9, shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board of Directors of the Corporation at any annual meeting or any special meeting of stockholders at which directors are to be elected may be made by any stockholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 2.8. Nominations by stockholders shall be made by written notice (a “Nomination Notice”), which shall set forth:
(i)As to the stockholder and the beneficial owner, if any, on whose behalf a nomination is made (A) the name and record address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (B) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such stockholder and such beneficial owner, if any, (C) a description of any Derivative Instrument, directly or indirectly owned beneficially by such stockholder and such beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (D) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder and such beneficial owner, if any, has a right to vote any shares of any security of the Corporation, (E) any short interest in any security of the Corporation (for purposes of this By-law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder and such beneficial owner, if any, that are separated or separable from the underlying shares of the Corporation, (G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder and such beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (H) any performance-related fees (other than an asset-based fee) that such stockholder and such beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, all such information to be provided as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s and such beneficial owner’s, if any, immediate family sharing the same household, and (I) all other information relating to such stockholder and such beneficial owner, if any, that would be required to be disclosed, whether in a proxy statement, other filings required to be made in connection with solicitations of proxies for election of directors in a contested election, or otherwise, in each case pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder;
(ii)As to each person whom the stockholder proposes to nominate for election or reelection as a director at such meeting (A) all information relating to such person that would be required to be disclosed, whether in a proxy statement, other filings required to be made in connection with solicitations of proxies for election of directors in a contested election, or otherwise, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and a statement whether such person, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at the next meeting at which such person would face reelection and upon acceptance of such resignation by the Board of Directors, (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or any other person or persons (including their names) acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or any other person or persons (including their names) acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (D) any information that such person would be required to disclose pursuant to clause (i) of this sentence if such person were a stockholder making a nomination, (E) an undertaking from such nominee to notify the Corporation in writing of any change in the information called for by the foregoing clauses (A), (B), (C) and (D) as of the record date for such meeting, by notice received by the Secretary at the principal executive offices of the Corporation not later than the tenth (10th) day following such record date, and (F) a completed and signed questionnaire, representation and agreement required by Section 2.8(d);
(iii)an undertaking by the stockholder and beneficial owner, if any, to notify the Corporation in writing of any change in the information called for by clauses (i) and (ii) as of the record date for such meeting, by notice received by the Secretary at the principal executive offices of the Corporation not later than the tenth (10th) day following such record date; and
(iv)a representation (A) that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (B) whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination.
(d)To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of a Nomination Notice under Section 2.8(g)) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request), that such person (i) is not and will not become a party to (x) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question or issues or questions generally (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein; and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable law and with the Corporation’s Corporate Governance Guidelines and Code of Conduct applicable to members of the Board of Directors, as well as all other applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(e)The Corporation may also, as a condition of any such nomination being deemed properly brought before a meeting, require any proposed nominee to furnish (i) any information required pursuant to any undertaking delivered pursuant to Section 2.8(c) and (ii) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation (consistent with the rules of the Securities and Exchange Commission and with any director independence standards set forth in the Corporation’s Corporate Governance Guidelines) or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
(f)If the nominating stockholder does not appear or send a qualified representative to present the nomination proposal at the relevant meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. If the presiding officer at any stockholders’ meeting determines that a nomination was not made in accordance with the procedures prescribed by these By-laws, he shall so declare to the meeting and the defective nomination shall be disregarded. A stockholder seeking to nominate a person to serve as a director must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this section.
(g)If a Stockholder Proposal or Nomination Notice is to be submitted at an annual stockholders’ meeting, it shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive office of the Corporation no later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the anniversary of the date on which the Corporation filed its definitive proxy materials (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission for the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than sixty (60) days from the anniversary of the previous year’s annual meeting, a Stockholder Proposal or Nomination Notice must be so received no later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Subject to Section 2.3 as to matters that may be acted upon at a special meeting of the stockholders, if the Board has determined that directors are to be elected at a special meeting, and one or more director elections are included in the Corporation’s notice of meeting, in order to be timely, any Nomination Notice submitted for such special meeting of the stockholders must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive office of the Corporation not more than 120 days prior to the date of the meeting and not later than the close of business on the later of the 90th day prior to the meeting or the 10th day following the last to occur of (i) the day on which public disclosure of the date of such special meeting was first made by the Corporation and (ii) the day on which public disclosure the nominees proposed by the Board of Directors to be elected at such meeting was first made by the Corporation. Notwithstanding anything in the forgoing to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting of stockholders is increased effective after the time period for which nominations would otherwise be due for such annual meeting, and there is no public disclosure by the Corporation naming all of the nominees for the additional directorships at least 100 days prior to the first anniversary of the date on which the Corporation filed its definitive proxy materials (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission for the preceding year’s annual meeting, a stockholder’s notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public disclosure is first made by the Corporation. In no event shall the adjournment or postponement of an annual meeting (or any public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For purposes of this section and Section 2.9, “public disclosure” or “public announcement” shall mean disclosure in a Current Report on Form 8-K (or any successor form), in another public filing with the Securities and Exchange Commission, or in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service.
2.9    Proxy Access for Director Nominations.
(a)Inclusion of Stockholder Nominees in Proxy Statement. Subject to the terms and conditions of these By-laws, if expressly requested in the relevant Notice of Proxy Access Nomination (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders at which the Corporation will be electing directors to the Board of Directors:

(i)the names of any person or persons nominated for election (each, a “Stockholder Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Holder (as defined below) or group of up to 20 Eligible Holders that has (individually or collectively, in the case of a group) satisfied, as determined by the Board of Directors, all applicable conditions and complied with all applicable procedures set forth in this Section 2.9 (such Eligible Holder or group of Eligible Holders being a “Nominating Stockholder”);
(ii)disclosure about each Stockholder Nominee and the Nominating Stockholder that the Corporation determines is required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement;
(iii)any written statement included by the Nominating Stockholder in the Notice of Proxy Access Nomination for inclusion in the proxy statement in support of each Stockholder Nominee’s election to the Board of Directors (subject, without limitation, to Section 2.9(e)(iii)), if such statement does not exceed 500 words and fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 (the “Supporting Statement”); and
(iv)any other information that the Corporation or the Board of Directors determines, in its discretion, to include in the proxy statement relating to the nomination of each Stockholder Nominee, including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Section and any solicitation materials or related information with respect to a Stockholder Nominee.
For the avoidance of doubt, nothing in this Section 2.9 shall limit the Corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials, the Corporation’s own statement or other information relating to any Nominating Stockholder or Stockholder Nominee, including any information provided to the Corporation pursuant to this Section 2.9.
For purposes of this Section 2.9, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee thereof or any officer of the Corporation designated by the Board of Directors or by a committee of the Board of Directors. The chair of any annual meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Stockholder Nominee has been nominated in accordance with the requirements of this Section 2.9 and, if not so nominated, shall direct and declare at the meeting that such Stockholder Nominee shall not be eligible for election to the Board of Directors.
(b)Maximum Number of Stockholder Nominees.

(i)The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Holder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.9 but either are subsequently withdrawn, disregarded, declared invalid or ineligible) than that number of directors constituting the greater of (i) two or (ii) 20% of the total number of directors of the Corporation in office on the last day on which a Notice of Proxy Access Nomination may be submitted pursuant to this Section 2.9 (rounded down to the nearest whole number) (the “Maximum Number”);  provided, however, that for so long as the Corporation has a classified Board of Directors, in no case shall the number of Stockholder Nominees appearing in the Corporation’s proxy materials pursuant to this Section 2.9 for any annual meeting of stockholders exceed one-half (1/2) of the number of directors to be elected at such annual meeting (rounded down to the nearest whole number). The Maximum Number for a particular annual meeting shall be reduced by the number of: (1) Stockholder Nominees who the Board of Directors itself decides to nominate for election at such annual meeting; (2) individuals who will be included in the proxy statement as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or understanding with a stockholder or group of stockholders (other than any agreement, arrangement or understanding entered into in connection with an acquisition of shares of capital stock of the Corporation by such stockholder or group of stockholders) and (3) incumbent directors who had been Stockholder Nominees with respect to any of the preceding three annual meetings of stockholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline for submitting a Notice of Proxy Access Nomination as set forth in Section 2.9(d) below but before the date of the annual meeting, and the Board of Directors resolves to reduce the size of the board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.
(ii)Any Nominating Stockholder submitting more than one Stockholder Nominee for inclusion in the proxy materials pursuant to this Section 2.9 shall rank such Stockholder Nominees based on the order that the Nominating Stockholder desires such Stockholder Nominees to be selected for inclusion in the proxy statement in the event that the number of Stockholder Nominees for any annual meeting of stockholders exceeds the Maximum Number. If the number of Stockholder Nominees pursuant to this Section 2.9 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Stockholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of capital stock of the Corporation held by each Nominating Shareholder (as disclosed in such Nominating Stockholder’s Notice of Proxy Access Nomination), with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Stockholder Nominee.
(c)Eligibility of Nominating Stockholder.

(i)An “Eligible Holder” is a person who has either (1) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Section 2.9(c) continuously for the three-year period specified in Subsection (ii) below or (2) provides to the Secretary of the Corporation, within the time period referred to in Section 2.9(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).

(ii)An Eligible Holder or group of up to 20 Eligible Holders may submit a nomination in accordance with this Section 2.9 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Notice of Proxy Access Nomination, and continues to own at least the Minimum Number through the date of the annual meeting. Two or more funds that are (x) under common management and investment control, (y) under common management and funded primarily by a single employer or (z) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Notice of Proxy Access Nomination documentation reasonably satisfactory to the Corporation that demonstrates that the funds meet the criteria set forth in (x), (y) or (z) hereof. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 2.9, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder cease to satisfy the eligibility requirements in this Section 2.9, as determined by the Board of Directors, or withdraw from a group of Eligible Holders at any time before the annual meeting of stockholders, the group of Eligible Stockholders shall only be deemed to own the shares held by the remaining members of the group. Notwithstanding the foregoing, any otherwise Eligible Holder (including each fund that is a member of a group of funds as described in Section 2.9(c)(ii) and/or beneficial owner whose stock ownership has been counted for the purposes of qualifying as an Eligible Holder) who nominates a Stockholder Nominee that is elected to the Board of Directors shall not be permitted to utilize the provisions set forth in this Section 2.9 during the following three annual meetings after such Stockholder Nominee is elected to the Board of Directors.

(iii)The “Minimum Number” of shares of the Corporation’s common stock means 3% of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission before the submission of the Notice of Proxy Access Nomination.

(iv)For purposes of this Section 2.9, an Eligible Holder “owns” only those outstanding shares of the Corporation as to which the Eligible Holder possesses both: (A) the full voting and investment rights pertaining to the shares; and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares;
provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) purchased or sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) sold short by such Eligible Holder, (3) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (4) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates.
An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on five (5) business days’ notice, has recalled such loaned shares before the date of the annual meeting and continues to hold such shares through the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of capital stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors. For purposes of this Section 2.9, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the regulations promulgated under the Exchange Act.
(v)No shares may be attributed to more than one Eligible Holder, and no Eligible Holder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Holder appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Notice of Proxy Access Nomination.

(d)Notice of Proxy Access Nomination. In order to nominate a Stockholder Nominee for election to the Board of Directors pursuant to this Section 2.9, the Nominating Stockholder must have given timely notice thereof (the “Notice of Proxy Access Nomination”) in proper written form to the Secretary of the Corporation. To be timely, the Nominating Stockholder’s Notice of Proxy Access Nomination must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation no later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day before the anniversary of the date on which the Corporation filed its definitive proxy materials (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission for the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than sixty (60) days from the anniversary of the previous year’s annual meeting, a Notice of Proxy Access Nomination must be so received no later than the close of business on the later of the ninetieth (90th) day before such annual meeting or the tenth (10th) day following the day on which public disclosure of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination as described above. To be in proper written form, the Notice of Proxy Access Nomination must include or be accompanied by the following:

(i)A copy of the Schedule 14N (or any successor form) relating to each Stockholder Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Stockholder as applicable, in accordance with Securities and Exchange Commission rules;

(ii)A written notice, in a form deemed satisfactory by the Board of Directors, of the nomination of each Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each group member): (A) the information, agreements, representations and warranties required with respect to the nomination of directors pursuant to Section 2.8 of these By-laws; (B) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (C) a representation and warranty that the Nominating Stockholder acquired the securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation and does not presently have such intent; (D) a representation and warranty that each Stockholder Nominee’s candidacy or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the shares of capital stock of the Corporation are listed; (E) a representation and warranty that each Stockholder Nominee: (1) qualifies as independent under the Applicable Independence Standards (as defined below); (2) meets the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the shares of capital stock of the Corporation are listed; (3) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); and (4) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Stockholder Nominee; (F) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 2.9(c) and has provided evidence of ownership to the extent required by Section 2.9(c)(i); (G) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 2.9(c) through the date of the annual meeting and a statement regarding the Nominating Stockholder’s intent with respect to continued ownership of the Minimum Number of shares for at least one year following the annual meeting; (H) details of any position of a Stockholder Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Notice of Proxy Access Nomination; (I) a representation and warranty that the Nominating Stockholder (including each group member) has not been a Nominating Stockholder whose Stockholder Nominee was subsequently elected to the Board of Directors during the previous three annual meetings; (J) a representation and warranty that the Nominating Stockholder has not engaged and will not engage in a, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-1(l)(2)(iv) under the Exchange Act) (or any successor rules) with respect to the annual meeting, other than with respect to a Stockholder Nominee; (K) a representation and warranty that the Nominating

Stockholder has not distributed and will not distribute to any stockholder of the Corporation any form of proxy card for the annual meeting other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting; (L) a representation and warranty that the Nominee was not nominated for election to the Board of Directors pursuant to this Section 2.9 at one of the Corporation’s two (2) preceding annual meetings of stockholders and either withdrew or became ineligible or received a vote of less than 25% of the votes cast for such Stockholder Nominee; (M) if desired, a Supporting Statement; (N) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination; and (O) a representation and warranty that the Nominating Stockholder will provide facts, statements, and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they were made not misleading;

(iii)An executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which the Nominating Stockholder (including each group member) agrees: (A) to comply with all applicable laws, rules, regulations and listing standards in connection with the nomination, solicitation and election in connection with the annual meeting of stockholders; (B) to file with the Securities and Exchange Commission any written solicitation materials with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees, any Stockholder Nominee or the Corporation’s annual meeting, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (C) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or any of its Stockholder Nominees with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the information contained in the Notice of Proxy Access Nomination or other information provided by the Nominating Stockholder to the Corporation or its representatives; (D) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to any Stockholder Nominee submitted by the Nominating Stockholder or a failure or alleged failure of the Nominating Stockholder or any of its Stockholder Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under this Section 2.9; (E) in the event that (1) any information included in the Notice of Proxy Access Nomination, or any other communication by the Nominating Stockholder (including with respect to any group member) in connection with the nomination or election ceases to be accurate in all material respects or omits a material fact necessary to make the statements made not misleading, or (2) the Nominating Stockholder or group member has failed to continue to satisfy the eligibility requirements described in Section 2.9(c), to promptly (and in any event within 48 hours of discovery) notify in reasonable detail the Corporation of (x) such misstatement or omission or (y) such failure; it being understood that providing any such notification shall not be deemed to cure any defect or limit the remedies available to the Corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy statement pursuant to this Section 2.9); and

(iv)An executed agreement, in a form deemed satisfactory by the Board of Directors, by each Stockholder Nominee: (A) to provide to the Corporation such other information and certifications, as it may reasonably request, including completion of the Corporation’s director questionnaire; (B) at the reasonable request of the Nominating and Corporate Governance Committee, to meet with the Nominating and Corporate Governance Committee to discuss matters relating to the nomination of such Stockholder Nominee to the Board of Directors, including the information provided by such Stockholder Nominee to the Corporation in connection with his or her nomination and such Stockholder Nominee’s eligibility to serve as a member of the Board of Directors; and (C)to provide the information required by Section 2.8(d). At the request of the Corporation, the Stockholder Nominee must provide such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee is independent under the listing standards of the principal exchange upon which the shares of capital stock of the Corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (the “Applicable Independence Standards”).
The information and documents required by this Section 2.9(d) to be provided by the Nominating Stockholder shall be: (i) provided with respect to and executed by each group member, in the case of information applicable to group members; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or group member that is an entity. The Notice of Proxy Access Nomination shall be deemed submitted on the date on which all the information and documents referred to in this Section 2.9(d) (other than such information and documents contemplated to be provided after the date the Notice of Proxy Access Nomination is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.
(e)Exceptions.
(i)    If, after the deadline for submitting a Notice of Proxy Access Nomination as set forth in Section 2.9(d), a Nominating Stockholder or a Stockholder Nominee ceases to satisfy the eligibility requirements in this Section 2.9, as determined by the Board of Directors, a Nominating Stockholder withdraws its nomination or a Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors, whether before or after the mailing or other distribution of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation: (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Stockholder Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that a Stockholder Nominee will not be included as a nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.
(ii)     Notwithstanding anything to the contrary contained in this Section 2.9, the Corporation may omit from its proxy statement any Stockholder Nominee and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s Supporting Statement) and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Notice of Proxy Access Nomination would be timely, cure in any way any defect preventing the nomination of such Stockholder Nominee, if: (A) the Corporation receives a notice pursuant to Section 2.8 of these By-laws that a stockholder intends to nominate a candidate for director at the annual meeting, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Corporation; (B) the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of stockholders to present the nomination submitted pursuant to this Section 2.9, the Nominating Stockholder withdraws its nomination or the chairman of the annual meeting declares that such nomination was not made in accordance with the procedures prescribed by this Section 2.9 and shall therefore be disregarded; (C) the Board of Directors determines that such Stockholder Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these By-laws or the Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or listing standards of the primary stock exchange on which the shares of capital stock of the Corporation are listed; (D) such Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Section 2.9 at one of the Corporation’s two (2) preceding annual meetings of stockholders and either (x) withdrew or became ineligible or unavailable for election at the annual meeting or (y) received a vote of less than 25% of the votes cast for such Stockholder Nominee; (E) such Stockholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or (F) the Corporation is notified, or the Board of Directors determines, that the Nominating Stockholder or the Stockholder Nominee has failed to continue to satisfy the eligibility requirements described in Section 2.9(c), any of the representations and warranties made in the Notice of Proxy Access Nomination ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or such Stockholder Nominee under this Section 2.9.
(iii)    Notwithstanding anything to the contrary contained in this Section 2.9, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Stockholder Nominee included in the Notice of Proxy Access Nomination, if the Board of Directors determines that: (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; (C) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule, regulation or listing standard or (D) the inclusion of such information in the proxy statement would impose a material risk of liability upon the Corporation.
ARTICLE III
Board of Directors

3.1    Powers. The business and affairs of the Corporation shall be carried on by or under the direction of the Board of Directors, which shall have all the powers authorized by the laws of the State of Delaware, subject to such limitations as may be provided by the Certificate of Incorporation or these By-laws.
3.2     Number and Qualification. The number of directors shall be determined in the manner set forth in the Certificate of Incorporation. The members of the Board of Directors shall be divided into classes if and as provided in the Certificate of Incorporation. Each director shall serve until the election and qualification of his successor or until his earlier death, resignation or removal as provided in the Certificate of Incorporation or these By-laws. In case of an increase in the number of directors between elections by the stockholders, the additional directorships shall be considered vacancies and shall be filled in the manner prescribed in the Certificate of Incorporation. Directors need not be stockholders.
3.3     Compensation. The Board of Directors, or a committee thereof, may from time to time by resolution authorize the payment of fees or other compensation to the directors for services as such to the Corporation, including, but not limited to, fees for attendance at all meetings of the Board of Directors or any committee thereof, and determine the amount of such fees and compensation.
3.4     Meetings and Quorum. Meetings of the Board of Directors may be held either in or outside of the State of Delaware. A quorum shall be one-third (1/3) of the then authorized number of directors. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

The Board of Directors shall, at the close of each annual meeting of stockholders and without further notice other than these By-laws, if a quorum of directors is then present or as soon thereafter as may be convenient, hold a regular meeting for the election of officers and the transaction of any other business.
The Board of Directors may from time to time provide for the holding of regular meetings with or without notice and may fix the times and places at which such meetings are to be held. Meetings other than regular meetings may be called at any time by the Chairman of the Board of Directors or the President and must be called by the Secretary or an Assistant Secretary upon the request of a majority of the members of the Board of Directors.
Notice of each meeting, other than a regular meeting (unless required by the Board of Directors), shall be given to each director (i) by mailing the same to each director at his residence or business address at least five (5) business days before the meeting; (ii) by sending the same by overnight courier to each director at his residence or business address at least three (3) business days before the meeting; (iii) by facsimile transmission at his business facsimile number and telephonic confirmation of receipt at least two (2) business days before the meeting; or (iv) by delivering the same to him personally or by telephone or telegraph at least two (2) business days before the meeting. In case of exigency, the Chairman of the Board of Directors, the President or the Secretary shall prescribe a shorter notice to be given personally or by telephone, telegraph, cable, facsimile transmission or wireless to all or any one or more of the directors at their respective residences or places of business.
Notice of any meeting shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by the laws of the State of Delaware, the Certificate of Incorporation or the Board of Directors.
3.5     Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, provide for committees of two or more directors and shall elect the members thereof to serve at the pleasure of the Board of Directors and may designate one of such members to act as chairman. The Board of Directors may at any time change the membership of each committee, fill vacancies in it, authorize the committee to fill vacancies in such committee, designate alternate members to replace any absent or disqualified members at any meeting of such committee, or dissolve it. Each such committee shall have the powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors. Each committee may determine its rules of procedure and the notice to be given of its meeting. A majority of the members of each committee shall constitute a quorum, provided that for any committee having an even number of members greater than two (2), one half of the members of the Committee shall constitute a quorum.
3.6     Conference Telephone Meetings. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

3.7     Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmissions, and the writing or writings or the electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
ARTICLE IV
Officers

4.1     Titles and Election. The officers of the Corporation shall be the President, one or more Vice Presidents, the Secretary and the Treasurer. The officers of the Corporation shall be elected at the first meeting of the Board of Directors following each annual meeting of stockholders. Each officer shall hold office at the pleasure of the Board of Directors except as may otherwise be approved by the Board of Directors, or until his earlier resignation, removal under these By-laws or other termination of his employment. Any person may hold more than one office if the duties can be consistently performed by the same person.
The Board of Directors, in its discretion, may also at any time elect or appoint a Chairman of the Board of Directors, who shall be a director but need not be an employee of the Corporation and shall be an officer of the Corporation only if so designated by the Board of Directors, and one or more Senior Vice Presidents, Executive Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers and such other officers as it may deem advisable, each of whom shall hold office at the pleasure of the Board of Directors, except as may otherwise be approved by the Board of Directors, or until his earlier resignation, removal or other termination of employment, and shall have such authority and shall perform such duties as may be prescribed or determined from time to time by the Board of Directors or, in case of officers other than the Chairman of the Board of Directors, if not prescribed or determined by the Board of Directors, as the President or the then senior executive officer may prescribe or determine.
4.2     Duties. Subject to such extension, limitations, and other provisions as the Board of Directors may from time to time prescribe or determine, the following officers shall have the following powers and duties:
(a)Chairman of the Board of Directors. The Chairman of the Board of Directors, if one is elected, shall be a director and, when present, shall preside at all meetings of the stockholders and of the Board of Directors and shall have such powers and perform such duties as the Board of Directors may prescribe from time to time.
(b)President. The President shall exercise the powers and authority and perform all of the duties commonly incident to his office, shall in the absence of the Chairman of the Board of Directors preside at all meetings of the stockholders and of the Board of Directors if he is a director, and shall perform such other duties as the Board of Directors shall specify from time to time. The President or a Vice President, or any officer specifically authorized by the

Board of Directors, shall sign all certificates for shares, bonds, debentures, promissory notes, deeds and contracts of the Corporation.
(c)Chief Executive Officer. The Chief Executive Officer shall be charged with general supervision of the management and policy of the Corporation, shall have general and active management power and authority over the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform any and all other duties prescribed by the Board of Directors. Either the President or the Chairman of the Board of Directors may be Chief Executive Officer. In the absence of a resolution by the Board of Directors that the Chairman of the Board of Directors shall be the Chief Executive Officer, the President shall be the Chief Executive Officer.
(d)Senior Vice Presidents. The Senior Vice Presidents shall perform such duties as may be assigned to them from time to time by the Board of Directors or by the President if the Board of Directors does not do so. In the absence or disability of the President, the Senior Vice Presidents, in order of seniority unless otherwise determined by the Board of Directors, may exercise the powers and perform the duties pertaining to the office of President.
(e)Vice Presidents. The Vice Presidents shall perform such duties as may be assigned to them from time to time by the Board of Directors or by the President if the Board of Directors does not do so. In the absence or disability of any Senior Vice President, the Vice Presidents may, in order of seniority unless otherwise determined by the Board of Directors, exercise the powers and perform the duties pertaining to the office of Senior Vice President.
(f)Secretary. The Secretary, or in his absence an Assistant Secretary, shall keep the minutes of all meetings of stockholders and of the Board of Directors and any committee thereof, give and serve all notices, attend to such correspondence as may be assigned to him, keep in safe custody the seal of the Corporation, and affix such seal to all such instruments properly executed as may require it, and shall perform all of the duties commonly incident to his office and shall have such other duties and powers as may be prescribed or determined from time to time by the Board of Directors or by the President if the Board of Directors does not do so.
(g)Treasurer. The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the monies, funds, and securities of the Corporation (other than his own bond, if any, which shall be in the custody of the President), shall maintain the general accounting books/accounting records and forms of the Corporation and shall have, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office. In addition to the foregoing, the Treasurer shall have such duties as may be prescribed or determined from time to time by the Board of Directors or by the President if the Board of Directors does not do so.
4.3     Delegation of Authority. The Board of Directors may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.

4.4     Compensation. The compensation of the officers of the Corporation shall be fixed by the Board of Directors or a committee thereof, and the fact that any officer is a director shall not preclude him from receiving compensation or from voting upon the resolution providing the same.
ARTICLE V
Resignations, Vacancies and Removals

5.1    Resignations. Any director or officer may resign at any time by giving written notice thereof to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.
5.2     Vacancies.
(a)Directors. Any vacancy in the Board of Directors shall be filled in the manner prescribed in the Certificate of Incorporation.
(b)Officers. The Board of Directors may at any time or from time to time fill any vacancy among the officers of the Corporation.
5.3    Removals.
(a)Directors. The entire Board of Directors, or any individual member thereof, may be removed only as provided by the laws of the State of Delaware.
(b)Officers. Subject to the provisions of any validly existing agreement, the Board of Directors may at any meeting remove from office any officer, with or without cause, and may appoint a successor.
ARTICLE VI
Capital Stock

6.1.     Stock. Shares of capital stock of the Corporation shall be issued in uncertificated form beginning on November 1, 2024. Notwithstanding the foregoing, shares represented by a certificate issued prior to November 1, 2024 shall remain in certificated form until such certificate is surrendered to the Corporation.
6.2.     Transfer of Stock. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.
The Board of Directors may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars and may make or authorize such agents to make all such rules and regulations deemed expedient concerning the issuance, transfer and registration of shares of stock.”
6.3    Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date which, in the case of a meeting, shall not be less than ten (10) nor more than sixty (60) days prior to the scheduled date of such meeting and which, in the case of any other action, shall be not more than sixty (60) days prior to any such action permitted by the laws of the State of Delaware. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
6.4     Lost Certificates. In case of loss or mutilation or destruction of a stock certificate, a duplicate certificate may be issued upon such terms as may be determined or authorized by the Board of Directors or by the chairman of the Board of Directors, the President or the Chief Executive Officer if the Board of Directors does not do so.
ARTICLE VII
Fiscal Year, Bank Deposits, Checks, Etc.

7.1     Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless otherwise fixed by resolution of the Board of Directors.
7.2     Bank Deposit, Checks, Etc. The funds of the Corporation shall be deposited in the name of the Corporation or of any division thereof in such banks or trust companies in the United States or elsewhere as may be designated from time to time by the Board of Directors, or by such officer or officers as the Board of Directors may authorize to make such designations. All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by such person or persons as may be designated from time to time by the Board of Directors. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.
7.3     Venue in Jurisdiction of Corporate Headquarters. Subordinate to, but to the full extent allowable under, all requirements of State and Federal law, any action at law or in equity filed on behalf of the Corporation by a stockholder shall be confined to the courts of the State or Federal jurisdiction, as appropriate to the particular action, within which this Corporation’s corporate headquarters are situated. It is the preferred intent of this bylaw that this selection of venue be mandatory and enforceable in any court. Should, however, this bylaw be held unenforceable to the extent it is intended to be mandatory, the Corporation would nonetheless desire for this bylaw to be viewed by the Court as a strong preference that any action brought on its behalf by a stockholder be filed in this jurisdiction to reduce the Corporation’s and its stockholders’ litigation expenses and to minimize the disruptive effect of litigation on the Corporation’s business interests.
ARTICLE VIII
Books and Records

8.1     Place of Keeping Books. The books and records of the Corporation may be kept outside of the State of Delaware.
8.2     Examination of Books. Except as may otherwise be provided by the laws of the State of Delaware, the Certificate of Incorporation or these By-laws, the Board of Directors shall have the power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the Corporation are to be open to the inspection of any stockholder. No stockholder shall have any right to inspect any account or book or document of the Corporation except as prescribed by law or authorized by express resolution of the stockholders or of the Board of Directors.
ARTICLE IX
Notices

9.1     Requirements of Notice. Whenever notice is required to be given by statute, the Certificate of Incorporation or these By-laws, it shall not mean personal notice unless so specified, but such notice may be given in writing by depositing the same in a post office, letter box, or mail chute postage prepaid and addressed to the person to whom such notice is directed at the address of such person on the records of the Corporation, and such notice shall be deemed given at the time when the same shall be thus mailed.
9.2     Waivers. Any stockholder, director or officer may, in writing or by telegram or cable, at any time waive any notice or other formality required by statute, the Certificate of Incorporation or these By-laws. Such waiver of notice, whether given before or after any meeting or action, shall be deemed equivalent to notice. Presence of a stockholder either in person or by proxy at any meeting of stockholders and presence of any director at any meeting of the Board of Directors shall constitute a waiver of such notice as may be required by any statute, the

Certificate of Incorporation or these By-laws unless such presence is solely for the purpose of objecting to the lack of notice and such objection is stated at the commencement of the meeting.
ARTICLE X
Seal

The corporate seal of the Corporation shall be in such form as the Board of Directors shall determine from time to time and may consist of a facsimile thereof or the words “Corporate Seal” or “Seal” enclosed in parentheses or brackets.
ARTICLE XI
Powers of Attorney

The Board of Directors may authorize one or more of the officers of the Corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the Corporation, with or without power of substitution.
In the absence of any action by the Board of Directors, any officer of the Corporation may execute for and on behalf of the Corporation waivers of notice of meetings of stockholders and proxies for such meetings of any company in which the Corporation may hold voting securities.
ARTICLE XII
Indemnification

12.1     Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal (hereinafter a “proceeding”), by reason of the fact:
(a)that he or she is or was a director or an officer of the Corporation, or
(b)that he or she is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, “another enterprise” or “other enterprise”), whether either in case (a) or in case (b), the basis of such proceeding is alleged action or inaction:
(x) in an official capacity as a director or officer of the Corporation, or as a director, trustee, officer, employee or agent of such other enterprise, or
(y) in any other capacity related to the Corporation or such other enterprise while so serving as a director, trustee, officer, employee or agent,

shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Section 145 (or any successor provision or provisions) of the General Corporation Law of the State of Delaware (“DGCL”) as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including without limitation attorneys’ fees and expenses, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such person in connection therewith. The persons indemnified by this Article XII are hereinafter referred to as “indemnitees.”
Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Corporation, or director, trustee, officer, employee or agent of such other enterprise; and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.
Notwithstanding the foregoing, except as may be provided by the Board of Directors, the Corporation shall not indemnify any such indemnitee in connection with a proceeding (or portion thereof) initiated by such indemnitee unless such proceeding (or portion thereof) was authorized by the Board of Directors (but this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought by the indemnitee in any proceeding).
The right to indemnification conferred in this Article XII: (i) shall be a contract right; (ii) shall not be affected adversely to any indemnitee by any amendment of these Bylaws with respect to any alleged action or inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law and these By-laws, include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition.
12.2     Undertakings for Advances of Expenses. If and to the extent the DGCL requires, an advancement by the Corporation of expenses incurred by an indemnitee pursuant to clause (iii) of the last sentence of Section 12.1 hereof (hereinafter an “advancement of expenses”) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article XII or otherwise.
12.3     Claims for Indemnification. If a claim for indemnification under Section 12.1 is not paid in full by the Corporation within 60 days after it has been received in writing by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses only upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in Section 145 of the DGCL (or any successor provision or provisions). Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in Section 145 of the DGCL (or any successor provision or provisions), nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to have or retain such advancement of expenses, under this Article XII or otherwise, shall be on the Corporation.
12.4     Relationship to Other Rights and Provisions Concerning Indemnification. The rights to indemnification and to the advancement of expenses conferred in this Article XII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Amended and Restated Certificate of Incorporation of the Company, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
12.5     Other Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any other employee or agent of the Corporation (or any person serving at the Corporation’s request as a trustee, employee or agent of another enterprise) or to any person who is or was a director, officer, employee or agent of any of the Corporation’s affiliates, predecessor or subsidiary corporations or of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, officer, employee or agent of another enterprise, in each case as determined by the Board of Directors to the fullest extent of the provisions of this Article XII in cases of the indemnification and advancement of expenses of directors and officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors. If so indemnified, such person shall be included in the term “indemnitee” or “indemnitees” as used in this Article XII.
12.6     Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

12.7     Severability. In the event that any of the provisions of this Article XII (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.
12.8     Indemnity Fund. Upon resolution adopted by the Board of Directors, the Corporation may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit), to ensure the payment of certain of its obligations arising under this Article XII and/or agreements which may be entered into between the Corporation and its officers, directors or agents from time to time.
ARTICLE XIII
Amendments

These By-laws may be amended or repealed either:
(a)    at any meeting of stockholders at which a quorum is present by vote of a majority of the number of shares of stock entitled to vote present in person or by proxy at such meeting, or
(b)    at any meeting of the Board of Directors by a majority vote of the directors then in office;
provided that the notice of such meeting of stockholders or directors or waiver of notice thereof contains a statement of the substance of the proposed amendment or repeal.